Termination of the subfranchise agreement between Hippo Lace Ltd. and Golden

Spring Limited

THIS AGREEMENT is made and entered into this June 30, 2014, between Hippo Lace Limited (“Franchisor”), and Golden Spring Limited, (“Franchisee”).

Following the Stock Purchase Agreement entered by Hippo Lace Limited (“Hippo Lace”), Golden Spring Limited (“Golden Spring”) and Jacou Koon (“Koon”), the shareholder of Golden Spring Limited with the closing date on June 30, 2014, Golden Spring became the wholly owned subsidiary of Hippo Lace rather than the Franchisee to operate its café bistro carrying the name of Caffe Kenon (the “Kenon”).

In this conjunction, Hippo Lace and Golden Spring hereby agree to terminate the subfranchise agreement entered by both parties in September, 2013, with effect from June 30, 2014.

All rights and obligations of the parties under the terms of the subfranchise agreement are hereby terminated as of June 30, 2014, and each party hereby waives and releases any and all claims it may have now or in the future arising out of, or in any way related to such Franchise Agreement.

FRANCHISOR:

HIPPO LACE LIMITED

/s/   Cheung Sing

By: __________________________

Cheung Sing, Director

DATE: June 30, 2014

FRANCHISEE:

GOLDEN SPRING LIMITED

\s\ Jacou Koon

BY: ________________________

Jacou Koon, Director

DATE: June 30, 2014